                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  ECOGEN INC.

    It is hereby certified that:

    1. The present name of the corporation (hereinafter called the "Corporation") is Ecogen Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 17, 1983.

    2. The provisions of the Restated Certificate of Incorporation, as amended, of the Corporation are hereby further restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Ecogen Inc., without any further amendment and without any discrepancy between the provisions of the Restated Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

    3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                     Restated Certificate of Incorporation

                                       of

                                  Ecogen Inc.

    FIRST: The name of the Corporation is Ecogen Inc. (hereinafter called the "Corporation").

    SECOND: The registered office of the Corporation is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

    FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty-nine million five hundred thousand (49,500,000) shares, of which forty-two million (42,000,000) shall be shares of Common Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to Four Hundred Twenty Thousand Dollars ($420,000) and seven million five hundred thousand (7,500,000) shall be shares of Preferred Stock, the par value of which is one cent ($.01) per share, amounting in the aggregate to Seventy Five Thousand Dollars ($75,000).

    A.       Common Stock, $.01 par value

    1. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as the Board of Directors of the Corporation may from time to time declare thereon out of funds available therefor.

    2. Voting. The holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters on which holders of Common Stock shall be entitled to vote.

    B.       Preferred Stock, $.01 par value

    The Board of Directors of the Corporation is authorized to cause the Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is expressly authorized to adopt such resolution or resolutions and to cause the Corporation to issue such stock in exchange for such consideration as it may deem to be advisable.

    1. Series B Convertible Preferred Stock. Pursuant to this Article FOURTH, the Board of Directors of the Corporation has authorized the issuance of, and has fixed the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of a series of Preferred Stock consisting of 350,000 shares to be designated Series B Convertible Preferred Stock (the "Series B

Preferred Stock"). Each share of Series B Preferred Stock shall rank equally in all respects and shall be subject to the provisions set forth on Exhibit A hereto, such Exhibit being made part of this Restated Certificate of Incorporation.

    2. Series C Convertible Preferred Stock. Pursuant to this Article FOURTH, the Board of Directors of the Corporation has authorized the issuance of, and has fixed the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of a series of Preferred Stock consisting of 160,000 shares to be designated Series C Convertible Preferred Stock (the "Series C Preferred Stock"). Each share of Series C Preferred Stock shall rank equally in all respects and shall be subject to the provisions set forth on Exhibit B hereto, such Exhibit being made part of this Restated Certificate of Incorporation.

    C.       Residual Rights

    All rights accruing by law to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the outstanding shares of Common Stock and Preferred Stock pari passu.

    FIFTH: The election of directors need not be by written ballot unless the by-laws so provide.

    SIXTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal by-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

    SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

    EIGHTH: No director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended, after approval by the stockholders of this Corporation of this Article EIGHTH, to further eliminate or limit the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

    NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

Signed and attested to on March 14, 1996

                                                  /s/ James P. Reilly, Jr.
                                                  ---------------------------
                                                  Name: James P. Reilly, Jr.
                                                  Title: Chairman and CEO
Attest:

/s/ Richard A. Deak
--------------------------------
Name:  Richard A. Deak
Title: Vice President, General
       Counsel and Secretary

                                                                       EXHIBIT A

                                  ECOGEN INC.

                      Certificate of Designations, Rights
                          and Preferences of Series B
                   Convertible Preferred Stock of ECOGEN INC.



         Ecogen Inc., a Delaware corporation (hereinafter called the "Company"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations, Rights and Preferences and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

         RESOLVED, that, pursuant to Article Fourth of the Amended and Restated Certificate of Incorporation (which authorized 7,500,000 shares of Preferred Stock, $.01 par value, of which no shares of preferred stock are currently issued and outstanding), the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 350,000 shares to be designated Series B Convertible Preferred Stock (the "Series B Preferred Stock").

         RESOLVED, that each share of Series B Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

         1. Definitions. For purposes hereof the following definitions shall apply:

         "Board" shall mean the Board of Directors of the Company.

         "Commitment Date" shall mean the date immediately prior to the date of original issuance of the Series B Preferred Stock.

         "Common Stock" shall mean the Common Stock, par value $.01, of the Company.

         "Company" shall mean this corporation.

         "Company Conversion Date" shall have the meaning set forth in Paragraph 7(c).

         "Company Conversion Date Market Price" shall mean an amount that is equal to 75% of the average Market Price for Shares of Common Stock on each of the five trading days immediately preceding the Company Conversion Date.

         "Designated Price" shall mean $20.00 plus all accrued and unpaid dividends, subject to adjustment from time to time as set forth in Section 9 hereof.

         "Holder Conversion Date" shall have the meaning set forth in Paragraph 6(c).

         "Holder Conversion Date Market Price" shall mean an amount that is equal to 80% of the average Market Price for Shares of Common Stock on each of the five trading days immediately preceding the Holder Conversion Date.

         "Junior Stock" shall mean the Common Stock and all other shares of the Company's capital stock, whether presently outstanding or hereafter issued, other than the Series B Preferred Stock; provided, however, the Company may from time to time, without the consent of the holders of the outstanding shares of Series B Preferred Stock, issue additional series of its presently authorized and unissued Preferred Stock which rank pari passu in any or all respects with the Series B. Preferred Stock.

         "Market Price for Shares of Common Stock" shall mean the price of one share of Common Stock determined as follows:

                 (i) So long as the Common Stock is traded on the NASDAQ Stock Market, the last reported bid price at the close of business on the date of valuation;

                 (ii) If the Common Stock is no longer traded on the NASDAQ Stock Market but is traded on a national securities exchange, the last sale price on such exchange at the close of business on the date of valuation; and

                 (iii) If neither clause (i) or (ii) above applies, the market value as determine by the Board in good faith taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

         "Original Issuance Market Price" shall mean an amount equal to the Market Price for Shares of Common Stock on the Commitment Date.

         "Redemption Date" shall have the meaning set forth in Paragraph 8(c).

         "Redemption Date Market Price" shall mean an amount that is equal to the Market Price for Shares of Common Stock on the trading day immediately preceding the Redemption Date.

         "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock of the Company, par value $.01 per share.

         2. Dividends. The holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefore, cumulative dividends at the annual rate of $1.60 per share. Dividends shall be payable, at the sole discretion of the Company, in either cash or shares of Common Stock or combination of cash and shares of Common Stock (i) annually on October 31 of each year or (ii) at the time of the Conversion or Redemption (as provided herein) of the shares of the Series B Preferred Stock upon which the dividend is to be paid. If the Company makes any dividend payment in Common Stock, each share of Common Stock shall be valued for this purpose at the Market Price for Shares of Common Stock on the date such dividend is declared or, if the Common Stock is not issued within ten days after the date of declaration, on the last trading date preceding the date such Common Stock is issued. Dividends on the Series B Preferred Stock shall accumulate and accrue from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. Unless full dividends on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock. The Series B Preferred Stock shall have no right to participate in dividends paid on Junior Stock.

         3.  Liquidation Rights of Series B Preferred Stock.

                 (a) Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or a sale or other disposition of all or substantially all of the assets of the Company which shall be deemed to be a liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to the Designated Price, and no more. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock held. The Company shall promptly mail written notice of such liquidation, dissolution or winding up, but in any event such notice shall not be less than five days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock.

                 (b) Remaining Assets. After the payment or distribution to the holders of the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock then outstanding shall be entitled to receive all remaining assets of the Company to be distributed.

         4. Merger, Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred, the holders of the Series B Preferred Stock then outstanding shall participate in any such transaction as a class with common stockholders on the same basis as if the Preferred Stock had been converted at the Company's election one day prior to the close of such transaction.

         5.  Voting Rights.

                 (a) Series B Preferred Stock. Each holder of shares of Series B Preferred Stock shall be entitled to one vote for each share thereof held and shall be entitled to vote on all matters presented to the Company's stockholders for a vote.

                 (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.





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
         6. Conversion at the Option of the Holder. The holders of Series B Preferred Stock shall have the following conversion rights.

                 (a) Holder's Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, into fully paid and nonassable shares of Common Stock, subject to the following limitations: (i) A holder who was issued shares of Series B Preferred Stock directly from the Company may convert (x) up to one third of such shares between 45-89 days from the date of original issuance of the Series B Preferred Stock (the "Closing Date"), (y) up to an aggregate of two thirds of such shares between 90 and 134 days from the Closing Date and (z) all of such shares 135 days from the Closing Date and thereafter; and (ii) A holder who obtained shares other than from an issuance directly by the Company may convert such shares in whole or in part based on the restrictions that attached to such shares at the time of purchase based on subprovisions (x), (y) and (z) above.

                 (b) Conversion Price for Holder Converted Shares. The Series B Preferred Stock that is converted into shares of Common Stock at the option of the holder shall be convertible into the number of shares of Common Stock which results from dividing the Designated Price in effect at the time of conversion by the lesser of (i) the Original Issuance Market Price, and (ii) the Holder Conversion Date Market Price.

                 (c) Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Company, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon the Company (to the extent the Company has authorized and unissued shares of Common Stock that have not been otherwise reserved) shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series B Preferred Stock to be converted (the "Holder Conversion Date").

         7. Conversion at the Option of the Company. The Company shall have the following conversion rights.

                 (a) Company's Right to Convert. Any and all of the shares of Series B Preferred Stock shall be convertible, at the option of the Company, into fully paid and nonassesable shares of Common Stock at any time after September 8, 1996.

                 (b) Conversion Price for Company Converted Shares. The Series B Preferred Stock that is converted into shares of Common Stock at the option of the Company shall be convertible into the number of shares of Common Stock which results from dividing the Designated Price in effect at the time of conversion by the lesser of (i) the Original Issuance Market Price, and (ii) the Company Conversion Date Market Price.

                 (c) Mechanics of Company Conversion. In the event the Company determines to convert some or all of the Series B Preferred Stock, the Company shall send by certified mail notice of such determination to the record holders of all of the Shares to be converted. The notice shall provide that the conversion shall occur on a date (the "Company Conversion Date") that is at least 45 days after the date such notice was sent by certified mail to the applicable record holders. The holders of the Shares being converted may, at the holder's option, convert their Shares in accordance with Section 6 hereof at any time prior to the Company Conversion Date. On the Company Conversion Date the subject shares of Series B Preferred Stock shall be converted automatically into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion by the Company of the Series B Preferred Stock, the holders of Series B Preferred Stock shall surrender the certificates representing such shares at the principal office of the Company. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name and shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the Company Conversion Date.

         8. Redemption. The Company shall have the following redemption rights.





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
                 (a) Company's Right to Redeem. Any and all of the shares of Series B Preferred Stock shall be redeemable at the option of the Company at any time after September 15, 1997, for cash consideration to be paid by the Company to the holder of the redeemed shares of Series B Preferred Stock.

                 (b) Redemption Price. The redemption price per share of Series B Preferred Stock shall be calculated by multiplying the Designated Price by the greater of (i) 120%, and (ii) a fraction the numerator of which shall be the Redemption Date Market Price and the denominator of which shall be an amount equal to the lesser of (x) the Original Issuance Market Price for such shares and (y) the Holder Conversion Date Market Price that would have been in effect had the applicable holder chosen to convert on the Redemption Date.

                 (c) Mechanics of Redemption. In the event the Company determines to redeem some or all of the Series B Preferred Stock, the Company shall send by certified mail notice of such determination to the record holders of all of the shares to be redeemed. The notice shall provide that the redemption shall occur on a date (the "Redemption Date") that is at least 45 days after the date such notice was sent by certified mail to the applicable record holders. The holders of the shares being redeemed may convert their shares in accordance with Section 6 hereof at any time prior to the Redemption Date. On the Redemption Date the subject shares of Series B Preferred Stock shall be redeemed automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company; provided, however, that the Company shall not be obligated to issue the cash consideration due to the holder upon redemption unless the certificates evidencing such shares of Series B Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. Upon the occurrence of such redemption by the Company of the Series B Preferred Stock, the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the principal office of the Company. Thereupon, there shall be promptly issued and delivered to such holder a check payable to the name as shown on such surrendered certificate in the amount of the redemption price as calculated as set forth in Paragraph 8(b).





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
         9.  Adjustments; Reorganizations.

                 (a) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the Commitment Date effects a subdivision of the outstanding Common Stock, the Designated Price and the Original Issuance Market Price in effect immediately before such subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time, after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Designated Price and the Original Issuance Market Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Paragraph 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                 (b) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Designated Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Designated Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance of the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Designated Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Designated Price shall be adjusted pursuant to this Paragraph 9(b) as of the time of actual payment of such dividends or distributions.

                 (c) Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of he Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the holders of the Series B Preferred Stock.

                 (d) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Section 9, or a merger, or consolidation, provided for in Section 4), then and in any event each holder of Series B Preferred Stock shall have the right thereafter to convert such Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock in which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                 (e) Reorganizations. If at any time or from time to time after the Commitment Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 9) then, as a part of such reorganization, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the holders of the Series B Preferred Stock after the reorganization to the end that the provisions of this Section 9 (including adjustment of the Designated Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

         10. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common





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
Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable hereunder shall be rounded up to the nearest whole share.

         11. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding shares of the Series B Preferred Stock that then may be converted by a holder into shares of Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be reasonably sufficient for such purpose.

         12. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued as Series B Preferred Stock, and all such shares shall be retired and shall return to the status of authorized, unissued and undesignated shares of Preferred Stock.

         13. Amendment and Waiver of Series B Preferred Stock. No amendment to or waiver of the terms relating to the Series B Preferred Stock may be affected unless the Company has obtained the favorable vote or the prior written consent of the holders of 66-2/3% of the Series B Preferred Stock then outstanding.

         IN WITNESS WHEREOF, Ecogen Inc. has caused this Certificate of Designation, Rights and Preferences to be signed by John E. Davies, as Chairman of the Board and attested by Richard A. Deak, as Secretary, this 21st day of September, 1995.

                                             ECOGEN INC.



                                             By:  /s/ John E. Davies
                                                ---------------------------
                                                  Name:  John E. Davies
                                                  Title: Chairman of the
                                                         Board

ATTEST:



       /s/ Richard A. Deak
----------------------------
Name:   Richard A. Deak
Title:  Secretary

                                                                       EXHIBIT B

                                  ECOGEN INC.

                      Certificate of Designations, Rights
                          and Preferences of Series C
                   Convertible Preferred Stock of ECOGEN INC.


                 Ecogen Inc., a Delaware corporation (hereinafter called the "Company"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations, Rights and Preferences and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

                 RESOLVED, that, pursuant to Article Fourth of the Amended and Restated Certificate of Incorporation (which authorized 7,500,000 shares of Preferred Stock, $.01 par value, of which 29,167 shares of Series B Convertible Preferred Stock are currently issued and outstanding), the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of 160,000 shares to be designated Series C Convertible Preferred Stock (the "Series C Preferred Stock").

                 RESOLVED, that each share of Series C Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

                 1. Definitions. For purposes hereof the following definitions shall apply:

                 "Board" shall mean the Board of Directors of the Company.

                 "Closing Date" shall mean the date of original issuance of the Series C Preferred Stock.

                 "Common Stock" shall mean the Common Stock, par value $.01, of the Company.

                 "Company" shall mean this corporation.

                 "Company Conversion Date" shall have the meaning set forth in Paragraph 7(c).

                 "Company Conversion Date Market Price" shall mean an amount that is equal to 75% of the average of the Market Price for Shares of Common Stock on each of the five trading days immediately preceding the Company Conversion Date.

                 "Conversion Date Market Price" shall mean an amount that is equal to 80% of the average of the Market Price for Shares of Common Stock on each of the five trading days immediately preceding the Holder Conversion Date, subject to adjustment from time to time as set forth in Section 9 hereof.

                 "Conversion Default" shall have the meaning set forth in Paragraph 11(b).

                 "Conversion Notice" shall have the meaning set forth in Paragraph 6(c).

                 "Conversion Rate" shall have the meaning set forth in Paragraph 6(b).

                 "Designated Price" shall mean $25.00 plus all accrued and unpaid dividends.

                 "Holder Conversion Date" shall have the meaning set forth in Paragraph 6(c).

                 "Junior Stock" shall mean the Common Stock and all other shares of the Company's capital stock, whether presently outstanding or hereafter issued, other than the Series C Preferred Stock; provided, however, the Company may from time to time, without the consent of the holders of the outstanding shares of Series C Preferred Stock, issue additional series of its presently authorized and unissued Preferred Stock which rank pari passu to or do not have preference over the Series C Preferred Stock in dividends, distribution upon liquidation or other respects.

                 "Market Price for Shares of Common Stock" shall mean the price of one share of Common Stock determined as follows:

                          (i)  If the Common Stock is listed on NASDAQ, the
last reported bid price on the date of valuation;

                          (ii)  If the Common Stock is listed on a national
securities exchange, the last bid price on such exchange on the date of valuation;

                          (iii) If neither (i) nor (ii) apply but the Common
Stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the mean between the last reported "bid" and "asked" prices thereof on the date of valuation; and

                          (iv)  If neither clause (i), (ii) or (iii) above
applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                 "Original Issuance Market Price" shall mean an amount equal to the Market Price for Shares of Common Stock on the Closing Date.

                 "Post-Conversion Default" shall have the meaning set forth in Paragraph 11(b).

                 "Redemption Date" shall have the meaning set forth in Paragraph 8(c).

                 "Redemption Date Market Price" shall mean an amount that is equal to the Market Price for Shares of Common Stock on the trading day immediately preceding the Redemption Date.

                 "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock of the Company, par value $.01 per share.

                 2. Dividends. Subject to Paragraph 11(b) hereof, the holders of the then outstanding Series C Preferred Stock shall be entitled to receive cumulative dividends at the annual rate of 8% (or $2.00) per share, payable in shares of Common Stock at the time of Conversion (as provided in Paragraph 6 and 7 hereof) or in cash at the time of Redemption (as provided in Paragraph 8 hereof) of the shares of the Series C Preferred Stock upon which the dividend is to be paid. Dividends on the Series C Preferred Stock shall accumulate and accrue from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. The Series C Preferred Stock shall have no right to participate in dividends paid on Junior Stock.

                 3.  Liquidation Rights of Series C Preferred Stock.

                          (a)  Preference. In the event of any liquidation,
dissolution or winding up of the Company, whether voluntary or involuntary, or a sale or other disposition of all or substantially all of the assets of the Company which shall be deemed to be a liquidation, dissolution or winding up of the Company, the holders of the Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock, an amount equal to the Designated Price, and no more. If upon any actual or deemed liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series C Preferred Stock and to any holders of any series of Preferred Stock that ranks pari passu with the Series C Preferred Stock, on the basis of the number of shares of Preferred Stock held. The Company shall promptly mail written notice of such liquidation, dissolution or winding up (with a copy sent by facsimile), but in any event such notice shall not be given less than five days prior to the payment date stated therein to each record holder of the Series C Preferred Stock.

                          (b)  Remaining Assets.  After the payment or
distribution to the holders of the Series C Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock then outstanding shall be entitled to receive all remaining assets of the Company to be distributed.

                 4. Merger, Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred, the holders of the Series C Preferred Stock then outstanding shall participate in any such transaction as a class with common stockholders on the same basis as if the Preferred Stock had been converted at the Company's election one day prior to the close of such transaction.

                 5. Voting Rights. The holders of the Series C Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law.

                 The affirmative approval (by vote or written consent as permitted by applicable law) of the holders of at least 66 2/3% of the outstanding shares of the Series C Preferred Stock, voting separately as a class, will be required for (i) any amendment, alteration or repeal of the Company's Amended and Restated Certificate of Incorporation (including any Certificate of Designations, Rights and Preferences) if the amendment, alteration or repeal adversely affects the powers, preferences or rights of the Series C Preferred Stock (including, without limitation, by creating any class or series of equity securities having a preference over the Series C Preferred Stock with respect to dividends, distribution upon liquidation or in any other respect), or (ii) any amendment to or waiver of the terms of the Series C Preferred Stock.

                 To the extent that under Delaware law the vote of the holders of the Series C Preferred Stock, voting separately as a class, is required to authorize a given action of the Company, the affirmative approval (by vote or written consent as permitted by applicable law) of the holders of a majority of the outstanding shares of the Series C Preferred Stock shall constitute the approval of such action by the class. To the extent that under Delaware law the holders of the Series C Preferred Stock are entitled to vote on a matter with holders of the Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to one vote for each share thereof held. Holders of the Series C Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice will be provided pursuant to the Company's by-laws and applicable statutes.

                 6. Conversion at the Option of the Holder. The holders of Series C Preferred Stock shall have the following conversion rights.

                          (a)  Holder's Right to Convert.  Each share of Series
C Preferred Stock shall be convertible, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock, subject to the following limitations: (i) A holder who was issued shares of Series C Preferred Stock directly from the Company may convert (x) up to one third of such shares at any time on or after the 45th day after the Closing Date, (y) up to an additional one third of such shares at any time on or after the 76th day following the Closing Date, and (z) all of such shares at any time on or after the 106th day following the Closing Date; and (ii) Any transfer of shares of Series C Preferred Stock by the person to whom such shares were originally issued within 105 days of the Closing Date shall be registered by the Company on its books and records only upon designation by the transferor of the dates of convertibility of the shares being transferred in accordance with the foregoing limitations and any transferee and subsequent transferee of such shares shall be bound by such conversion restrictions.

                          (b)  Conversion Price for Holder Converted Shares.
Each share of Series C Preferred Stock that is converted into shares of Common Stock at the option of the holder shall be convertible into the number of shares of Common Stock which results from application of the following formula:

                          [  (.08) (N/365) (25)] + 25
                         the lesser of (i) the Original
                           Issuance Market Price and
                     (ii) the Conversion Date Market Price

                 N = the number of days between the Closing Date and the Holder Conversion Date

                 The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted pursuant to either this paragraph or Paragraph 7 hereof is hereafter referred to as the "Conversion Rate" for such series.

                          (c)     Mechanics of Conversion.  In order to convert
Series C Preferred Stock into full shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the principal office of the Company or of any transfer agent for the Series C Preferred Stock, and shall give written notice (the "Conversion Notice") to the Company at such office that he elects to convert the number of shares specified therein (with an advance copy of the certificate(s) and the notice confirmed by facsimile), which such notice and election shall be irrevocable by the holder; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless either the certificates evidencing the shares of Series C Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and promptly executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                 The Company shall use its best efforts to issue and deliver within three business days after delivery to the Company of such certificates, or after receipt of such agreement and indemnification, to such holder of Series C Preferred Stock at the address of the holder on the stock books of the Company, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with a calculation of the Conversion Rate. The date on which the Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, provided that the original shares of Series C Preferred Stock to be converted, or the aforesaid notice of lost, stolen or destroyed certificates, are received by the Company or any transfer agent for the Series C Preferred Stock within five business days thereafter, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original shares of Series C Preferred Stock to be converted, or the aforesaid notice of lost, stolen or destroyed certificates, are not received by the Company or any transfer agent for the Series C Preferred Stock Preferred Stock Agent within five business days after the Holder Conversion Date, the Conversion Notice shall become null and void.

                 7. Conversion at the Option of the Company. The Company shall have the following conversion rights.

                          (a)  Company's Right to Convert.  All (but not less
than all) of the shares of Series C Preferred Stock shall be convertible, at the option of the Company, into fully paid and nonassessable shares of Common Stock at any time after June 1, 1997.

                          (b)  Conversion Price for Company Converted Shares.
The Series C Preferred Stock that is converted into shares of Common Stock at the option of the Company shall be convertible into the number of shares of Common Stock which results from application of the following formula:

                          [  (.08) (N/365) (25)] + 25
                         the lesser of (i) the Original
                           Issuance Market Price and
                 (ii) the Company Conversion Date Market Price

                     N = the number of days between the Closing Date and the Company Conversion Date

                          (c)  Mechanics of Company Conversion.  In the event
the Company determines to convert all of the Series C Preferred Stock, the Company shall send by either overnight courier or 2-day courier (with a copy sent by facsimile) notice of such determination to the record holders of all of the Series C Preferred Stock. The notice shall provide that the conversion shall occur on a date (the "Company Conversion Date") that is at least 60 days after the date such notice was sent by confirmed facsimile to each record holder. Such holders of Series C Preferred Stock may, at the holder's option, convert his shares in accordance with Section 6 hereof at any time prior to the Company Conversion Date. On the Company Conversion Date the shares of Series C Preferred Stock shall be converted automatically into shares of Common Stock without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company, and such persons shall be treated for all purposes as the record holders of such shares of Common Stock on such date; provided, however, that the Company shall not be obligated to issue to a holder of shares of Series C Preferred Stock certificates evidencing the shares of Common Stock issuable upon conversion unless the certificates evidencing such shares of

Series C Preferred Stock are either delivered to the principal office of the Company or of any transfer agent for the Series C Preferred Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall use its best efforts to issue and deliver within three business days after the Company Conversion Date and delivery to the Company of such certificates, or after receipt of such agreement and indemnification, to such holder of Series C Preferred Stock at the address of the holder on the stock books of the Company, a certificate or certificate for the number of shares of Common Stock to which he shall be entitled as aforesaid.

                 8. Redemption. The Company shall have the following redemption rights.

                          (a)  Company's Right to Redeem.  All (but not less
than all) of the shares of Series C Preferred Stock shall be redeemable at the option of the Company at any time after June 1, 1997, for cash consideration to be paid by the Company to the holder of the redeemed shares of Series C Preferred Stock.

                          (b)  Redemption Price.  The redemption price per
share of Series C Preferred Stock shall be the greater of (i) 120% of the Designated Price (less any accrued and unpaid dividends) and (ii) the product of the Designated Price and a fraction the numerator of which shall be the Redemption Date Market Price and the denominator of which shall be an amount equal to the lesser of (x) the Original Issuance Market Price and (y) the Company Conversion Date Market Price that would have been in effect had the Company Conversion Date occurred on the Redemption Date.

                          (c)  Mechanics of Redemption.  In the event the
Company determines to redeem all of the Series C Preferred Stock, the Company shall send by either overnight courier or 2-day courier (with a copy sent by facsimile) notice of such determination to the record holders of all of the Series C Preferred Stock. The notice shall provide that the redemption shall occur on a date (the "Redemption Date") that is at least 60 days after the date such notice was sent by confirmed facsimile to such record holders. Each holder may, at the holder's option, convert his shares in accordance with
Section 6 hereof at any time prior to the Redemption Date. On the Redemption Date the shares of Series C Preferred Stock shall be redeemed automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company; provided, however, that the Company shall not be obligated to pay the cash consideration due to a holder of Series C Preferred Stock upon redemption unless the certificates evidencing such shares of Series C Preferred Stock are either delivered to the principal office of the Company or any transfer agent for the Series C Preferred Stock or the holder notifies the Company or any transfer agent for the Series C Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. Thereupon, there shall be promptly issued and delivered to such holder, within three business days after the Redemption Date and delivery to the Company of such certificates, or after receipt of such agreement and identification, at the address of such holder on the stock books of the Company, a check payable to the name as shown on such surrendered certificate in the amount of the redemption price as calculated as set forth in Paragraph 8(b).

                 9.  Adjustments; Reorganizations.

                          (a)  Adjustment for Stock Splits and Combinations. If
the Company at any time or from time to time after the Closing Date effects a subdivision of the outstanding Common Stock, the Original Issuance Market Price in effect immediately before such subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Closing Date combines the outstanding shares of Common Stock into a smaller number of shares (i.e., by reverse stock split or otherwise), the Original Issuance Market Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Paragraph 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                          (b)  Adjustment for Certain Dividends and
Distributions. If the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Original Issuance Market Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Original Issuance Market Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Original Issuance Market Price shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this Paragraph 9(b) as of the time of actual payment of such dividends or distributions to reflect the actual number of shares issued in such dividend or distribution.

                          (c)  Adjustment for Other Dividends and
Distributions. In the event the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof pursuant to either Paragraph 6 or Paragraph 7 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Company to which a holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had such holder thereafter, during the period from the date of such event to and including the Holder Conversion Date or Company Conversion Date, as applicable, retained such securities, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the holders of the Series C Preferred Stock.

                          (d)  Adjustment for Reclassification, Exchange and
Substitution. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Section 9, or a merger, or consolidation, provided for in Section 4), then and in each such event each holder of Series C Preferred Stock shall have the right thereafter to convert such stock into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                          (e)  Reorganizations.  If at any time or from time
to time after the Closing Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section
9) then, as a part of such reorganization, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the holders of the Series C Preferred Stock after the reorganization to the end that the provisions of this Section 9 (including adjustment of the Original Issuance Market Price then in effect and the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

                 10. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

                 11.  Reservation of Stock Issuable Upon Conversion.

                          (a)     Reservation Requirement.  A special meeting
of the Company's stockholders shall be called and held as promptly as practical after the date of this Certificate to effect a change in the Company's authorized Common Stock to allow for the reservation of a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Series C Preferred Stock pursuant hereto. After the date of such meeting (if the Company's stockholders approve the aforementioned change), the Company shall reserve and keep available at all times, free of preemptive rights shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Series C Preferred Stock pursuant hereto.

                          (b)     Default.  If the Company does not have a
sufficient number of shares of Common Stock available to satisfy the Company's obligations to a holder of Series C Preferred Stock upon receipt of a Conversion Notice, all dividends (including dividends otherwise payable through the issuance of Common Stock upon conversion of the Series C Preferred Stock and by application of the formulae set forth in Paragraphs 6 and 7 hereof) with respect to the Class C Preferred Stock as to which conversion is not perfected by the Company through the delivery of certificates representing the shares of Common Stock issuable upon such conversion (a "Conversion Default") shall thereupon begin to accrue in cash and such incremental cash dividends shall be payable on the ninetieth
(90th) day following the Company's receipt of the applicable Conversion Notice and each subsequent 90th day thereafter so long as such Class C Preferred Stock remain outstanding. The rate of dividends on the Class C Preferred Stock shall be increased by two percent (2%) commencing on the first day of the thirty (30) day period (or part thereof) following a Conversion Default; an additional two percent (2%) commencing on the first day of each of the second and third such thirty (30) day periods (or part thereof); and an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have been duly converted or redeemed as herein provided. Any such cash dividends which are not paid when due shall accrue interest until paid at the rate from time to time applicable to dividends on the Class C Preferred Stock as to which the Conversion Default has occurred. Notwithstanding the foregoing, a holder of the Class C Preferred Stock as to which there has been a Conversion Default may waive any payment of cash dividends or interest thereon (whether on the date required for periodic payments thereof or in connection with a redemption), in whole or in part, and in lieu thereof receive shares of Common Stock (in a number of shares determined by application of the formulae specified in Paragraph 6(b) hereof with the amount of the waived dividend or interest payment as the numerator and the date of delivery of notice of such waiver to the Company as the Holder Conversion Date). From and after the ninetieth day following a Conversion Default (which for all purposes shall be deemed to have occurred upon the Company's receipt of the applicable Conversion Notice), the holder of the Class C Preferred Stock as to which such Conversion Default has occurred shall have the right to demand immediate redemption in cash of such Class C Preferred Stock at a redemption price (A) determined in accordance with Paragraph 8(b) hereof adjusted to reflect the changes in the dividend rate from time to time effected pursuant to this Paragraph, (B) reduced by any dividends theretofore received by such holder in cash, and (C) increased by the amount of any interest on overdue cash dividends from the date of the Conversion Default through the date of redemption, which dividends (and any interest with respect thereto) shall continue to accrue until the redemption price and all accrued and unpaid dividends and interest have been paid in full to such holder; provided, however, that no notice of redemption may be delivered by a holder subsequent to receipt by such holder of notice from the Company (sent by overnight or 2-day courier with a copy sent by facsimile) of availability of sufficient shares of Common Stock to perfect conversion (a "Post-Default Conversion") of all the Class C Preferred Stock of such holder as to which a Conversion Default has occurred; provided further that such right shall be reinstated if the Company shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock certificates in accordance with the applicable provisions of Paragraph 6(b) hereof and payment of all accrued and unpaid cash dividends and interest with respect thereto within five business days of delivery of the notice of Post-Default Conversion. Notwithstanding the provisions of Paragraph 6(b), upon a Post-Default Conversion, each share of Series C Preferred Stock that is converted into shares of Common Stock shall be convertible into the number of shares of Common Stock which results from dividing the numerator of the formula set forth therein (as adjusted to reflect the changes in dividend rate applicable from time to time and the exclusion of any period of time during which dividends have been or will be paid in cash, all as provided in this Paragraph) in effect at the time of conversion by the lesser of (i) the Original Issuance Market Price and (ii) the Conversion Date Market Price on (A) the Holder Conversion Date or (B) the date the Company issued the notice of Post-Default Conversion. The application of the provisions of this Paragraph 11(b) shall constitute the sole and exclusive rights and remedies of holders of Series C Preferred Stock with respect to a Conversion Default.

                 12. No Reissuance of Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued as Series C Preferred Stock, and all such shares shall be retired and shall return to the status of authorized, unissued and undesignated shares of Preferred Stock.

                 13. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the shares of Series C Preferred Stock set forth herein.

                 IN WITNESS WHEREOF, Ecogen Inc. has caused this Certificate of Designations, Rights and Preferences to be signed by James P. Reilly, Jr., as Chairman of the Board and attested by Richard A. Deak, as Secretary, this 6th day of December, 1995.

                                  ECOGEN INC.

                                  By:       James P. Reilly, Jr. /s/
                                     -----------------------------------
                                      Name:  James P. Reilly, Jr.
                                      Title: Chairman of the Board

ATTEST:


        Richard A. Deak /s/
--------------------------------
Name:   Richard A. Deak
Title:  Secretary